SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 10, 2008
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01                      Completion of Acquisition or Disposition of Assets

On June 10, 2008, Borders Group, Inc. (the “Company “) completed the sale of all of the outstanding shares of Borders Australia Pty Limited, Borders New Zealand Limited and Borders Pte. Ltd (collectively, the “Subject Subsidiaries”) to Spine Newco (NZ) Limited and Spine Newco Pty Ltd (the “Purchasers”), newly formed companies affiliated with Whitcoulls Group Holdings Pty Limited (“ARW”), in accordance with the Sale and Purchase Agreement (the “Agreement”) dated June 4, 2008 among the Company and the Purchasers.

The terms of the sale are described in the Company’s Form 8-K Report dated  June 4, 2008, and such terms are incorporated herein by reference.

ITEM 9.01                      Financial Statements, ProForma Information and Exhibits.

Exhibits:

10.39 (1)	Sale and Purchase Agreement between Borders Group, Inc., A&R Whitcoulls Group Holdings Pty Limited, Spine Newco (NZ) Limited and Spine Newco Pty Limited.
10.40 (1)	Brand License Deed between Borders Properties, Inc. and Spine Newco Pty Limited.
10.41 (1)
Purchasing Agreement between Borders Group, Inc., Borders Australia Pty Limited, Borders New Zealand Limited, Borders Pte. Limited, Spine Newco Pty Limited, Spine Newco (NZ) Limited and A&R Whitcoulls Group Holdings Pty Limited.

10.42 (1)
Transition Services Agreement between Borders International Services, Inc., Borders Australia Pty Limited, Borders New Zealand Limited, Borders Pte. Limited, Spine Newco Pty Limited, and Spine Newco (NZ) Limited.

(1) Incorporated by reference from the Company’s Current Report on Form 8-K dated June 4, 2008 (File No. 1-13740).

                                                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: June 11, 2008	By: /s/ EDWARD W. WILHELM
Edward W. Wilhelm
Executive Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)